Exhibit 99.1

       ECLIPSYS RELEASES FINANCIAL RESULTS FOR QUARTER ENDED JUNE 30, 2006

    BOCA RATON, Fla., Aug. 3 /PRNewswire-FirstCall/ -- Eclipsys Corporation(R) (Nasdaq: ECLP), The Outcomes Company(R), today released results for the quarter ended June 30, 2006.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20050209/FLW006LOGO )

    Second-quarter Results

    Revenues for the quarter ended June 30, 2006, increased $6.5 million to $102.3 million, compared to revenues of $95.9 million for the quarter ended June 30, 2005. On a GAAP basis, the second-quarter earnings were $1.1 million or $0.02 per common share on a basic and diluted basis compared to a net loss of ($2.5) million, or ($0.05) per common share on a basic and diluted basis in the second-quarter of 2005. Second-quarter 2006 earnings included the expense associated with adopting Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, which requires the expensing of stock options. The adoption of SFAS 123R resulted in second-quarter 2006 expense of $3.3 million, or $0.06 per common share on a basic and diluted basis.

    The restructuring to reduce costs and redirect spending into client related functions, which we began in the first quarter, was completed in the second quarter with a charge for the period of $1.3 million, or $0.03 per common share. For comparative purposes, excluding the expense associated with SFAS 123R adoption and the restructuring charge, non-GAAP net income for the quarter was $5.8 million, or $0.11 per diluted common share compared with a net loss of ($1.8) million, or ($0.04) per common share on a basic and diluted basis in the second-quarter of 2005. For year-over-year comparisons, it should be noted that SFAS 123R was first implemented for the quarter ended March 31, 2006, and prior periods do not include its effect.

    The following table summarizes selected financial data:

                                            In thousands, except per share data
                         ------------------------------------------------------------------------
                             Three months ended June 30,           Six months ended June 30,
                         ----------------------------------   -----------------------------------
                           2006        2005       $ Change      2006         2005       $ Change
                         ---------   ---------    ---------   ---------    ---------    ---------
Revenues                 $ 102,330   $  95,865    $   6,465   $ 203,114    $ 180,300    $  22,814
Net income (loss)            1,146      (2,485)       3,631      (6,901)      (9,646)       2,745
Earnings (loss)
 per common
 share,
 basic and diluted       $    0.02   $   (0.05)   $    0.07   $   (0.14)   $   (0.20)   $    0.06

                                 Non-GAAP Results*                    Non-GAAP Results*
                             Three months ended June 30,           Six months ended June 30,
                         ----------------------------------   -----------------------------------
                           2006        2005       $ Change      2006         2005       $ Change
                         ---------   ---------    ---------   ---------    ---------    ---------
Revenues                 $ 102,330   $  95,865    $   6,465   $ 203,114    $ 180,300    $  22,814
Net income
 (loss)*                     5,837      (1,751)       7,588       7,867       (8,496)      16,363
Earnings (loss)
 per common
 share, basic
 and diluted*            $    0.11   $   (0.04)   $    0.15   $    0.15    $   (0.18)   $    0.33

* Excludes the effect of restructuring charge and implementation of SFAS 123R. A reconciliation of GAAP to non-GAAP results is included in the attached table.

    Operating cash flows improved to $8.6 million for the quarter, compared to $1.7 million in second-quarter 2005. Cash, cash equivalents and marketable securities were $121.0 million as of June 30, 2006. Days sales outstanding
(DSOs) were 66 days, a sequential decrease of 7 days. Deferred revenue (including current and long-term) was $111.6 million as of June 30, 2006, compared to $112.9 million as of March 31, 2006.

    "In the second quarter, we posted a significant increase in earnings while at the same time making great strides in the transformation of the company" said
R. Andrew Eckert, Eclipsys president and chief executive officer. "We took four important steps to strengthen our business. First, we have upgraded our sales and marketing capabilities from top to bottom in order to win both new customers and expand our product footprint at existing clients. Second, we have increased our clinical implementation capacity to deliver on our commitment to reduce our over-reliance on outside resources as well as enhance client delivery. Third, with the Sysware transaction we have begun to establish an offshore presence, which should help us increase profitability at a faster rate than revenue growth. Finally, to better meet the needs of the rapidly growing ambulatory and broader community healthcare markets, we increased the reach of our ambulatory care offering by signing an OEM agreement with athenahealth, Inc. While we didn't meet our software revenue goals in the second quarter, we've been working hard to position both the organization and product portfolio to accelerate our second half performance."

    Full year Guidance

    The company is updating its full year guidance. We anticipate that revenues will be in the range of $422 million to $432 million and GAAP earnings per diluted common share in the range of $0.13 to $0.19. Excluding the full year restructuring charge and FAS123R this range is $0.52 to $0.58 per diluted common share. Table 3 includes a reconciliation of GAAP EPS to the non-GAAP measure used above.

    Investor Teleconference August 3

    Eclipsys senior executives will discuss the results during an investor community teleconference scheduled for 8:00 a.m. Eastern time on Thursday, August 3. Persons interested in participating in the teleconference should call
(888) 423-3276 approximately 15 minutes before the conference is slated to begin. For listen-only mode, participants should go to www.eclipsys.com prior to the conference call to register and download the necessary audio software. An audio replay will be available in the investor relations section of www.eclipsys.com for approximately 48 hours beginning at 12 noon Eastern on August 3.

    Non-GAAP Measures

    The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has provided net income and earnings per share information for the three months and six months ended June 30, 2006 on a non-GAAP basis to exclude the effect of the restructuring charge and implementation of SFAS 123R. These non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. The restructuring charge and implementation of FAS 123R make comparison of the Company's results with prior periods more difficult and investors have indicated that they consider this supplemental non-GAAP information useful in evaluating our results of operations and future prospects. The Company believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate understanding and evaluation of the Company's operating performance and future prospects, as well as comparisons of our results with our prior period results that did not include these charges and with results of other companies on a more consistent basis. Internally, the Company uses this non-GAAP information for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management's effectiveness and help determine bonuses for management and others. The Company has provided reconciling information in the attachment to this release.

    About Eclipsys

    Eclipsys is a leading provider of advanced integrated information software, clinical content and professional services that help healthcare organizations improve clinical, financial, operational and customer-satisfaction outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

    Statements in this news release or the investor call referenced herein concerning the company's sales and marketing initiatives, evolving India operations, future financial results, operating performance, development efforts, and the benefits provided by Eclipsys software and services are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Eclipsys has recently released new software that has not yet been widely implemented. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client's circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company's services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Eclipsys Corporation and The Outcomes Company are registered trademarks of Eclipsys Corporation. Sunrise and XA are trademarks of Eclipsys Corporation. Other product and company names in this news release are trademarks and/or registered trademarks of their respective companies.

    Eclipsys
    Jason Cigarran                         Robert J. Colletti
    Director of Media Relations (media)    Chief Financial Officer (investors)
    (561) 322-4355                         (561) 322-4655
    jason.cigarran@eclipsys.com            investor.relations@eclipsys.com

                      Eclipsys Corporation and Subsidiaries
                Consolidated Statements of Operations - Unaudited
                     (000's Omitted, Except per Share Data)

                                                Three Months Ended
                                           ----------------------------
                                             June 30,        June 30,
                                               2006            2005          Change $        Change %
                                           ------------    ------------    ------------    ------------
 Revenues:
   Systems and services                    $     97,754    $     91,557    $      6,197             6.8%
   Hardware                                       4,576           4,308             268             6.2%
   Total revenues                               102,330          95,865           6,465             6.7%

 Costs and expenses:
   Cost of systems and services
    revenues                                     59,097          55,248           3,849             7.0%
   Cost of hardware revenues                      3,851           3,557             294             8.3%
   Sales and marketing                           14,473          16,196          (1,723)          -10.6%
   Research and development                      14,296          13,974             322             2.3%
   General and administrative                     5,559           6,511            (952)          -14.6%
   Depreciation and amortization                  3,894           3,583             311             8.7%
   Restructuring charge                           1,349               -           1,349             n/a
     Total costs and expenses                   102,519          99,069           3,450             3.5%

 Loss from operations before
  interest and income taxes                        (189)         (3,204)          3,015            94.1%
   Interest income, net                           1,335             719             616            85.7%
   Income (loss) from operations
    before income taxes                           1,146          (2,485)          3,631           146.1%
 Provision for income taxes                           -               -               -
 Net income (loss)                         $      1,146    $     (2,485)   $      3,631           146.1%

 Earnings (loss) per common share:
   Basic earnings (loss) per
    common share                           $       0.02    $      (0.05)   $       0.07
   Diluted earnings (loss) per
    common share                           $       0.02    $      (0.05)   $       0.07

          Weighted average common
           shares outstanding:
          Basic                                  51,598          47,629
          Diluted                                53,100          47,629

                      Eclipsys Corporation and Subsidiaries
                Consolidated Statements of Operations - Unaudited
                     (000's Omitted, Except per Share Data)

                                                 Six Months Ended
                                           ---------------------------
                                             June 30,        June 30,
                                               2006            2005        Change $       Change %
                                           ------------   ------------   ------------   ------------
Revenues:
  Systems and services                     $    193,977   $    174,685   $     19,292           11.0%
  Hardware                                        9,137          5,615          3,522           62.7%
    Total revenues                              203,114        180,300         22,814           12.7%

Costs and expenses:
  Cost of systems and
   services revenues                            115,555        107,513          8,042            7.5%
  Cost of hardware revenues                       7,502          4,658          2,844           61.1%
  Sales and marketing                            30,742         34,372         (3,630)         -10.6%
  Research and development                       31,258         26,550          4,708           17.7%
  General and administrative                     11,199         10,867            332            3.1%
  Depreciation and
   amortization                                   7,696          7,266            430            5.9%
  Restructuring charge                            8,547              -          8,547            n/a
    Total costs and expenses                    212,499        191,226         21,273           11.1%

Loss from operations before
 interest and income taxes                       (9,385)       (10,926)         1,541           14.1%
Interest income, net                              2,484          1,280          1,204           94.1%
Loss before income taxes                         (6,901)        (9,646)         2,745           28.5%

Provision for income taxes                            -              -              -
Net loss                                   $     (6,901)  $     (9,646)  $      2,745           28.5%

Loss per common share:
Basic and diluted loss
 per common share                          $      (0.14)  $      (0.20)  $       0.06

Weighted average common
 shares outstanding:
Basic and diluted                                51,109         47,444

                      Eclipsys Corporation and Subsidiaries
                     Consolidated Balance Sheets - Unaudited
                                 (000's Omitted)

                                                  June 30,      December 31,
                                                    2006           2005
                                                ------------   ------------
              Assets
Current assets:
  Cash and cash equivalents                     $     28,588   $     76,693
  Marketable securities                               92,375         37,455
  Accounts receivable, net                            74,556         80,833
  Inventory                                            1,611          2,289
  Prepaid expense                                     23,235         17,909
  Other current assets                                   906          2,184
    Total current assets                             221,271        217,363

  Property and equipment, net                         42,390         40,500
  Capitalized software development
   costs, net                                         31,303         35,690
  Acquired technology, net                               432            584
  Intangibles assets, net                              2,515          2,940
  Deferred tax asset                                   4,812          4,124
  Goodwill                                             6,669          6,624
  Other assets                                        17,985         20,964
    Total assets                                $    327,377   $    328,789

  Liabilities and Stockholders' Equity
Current liabilities:
  Deferred revenue                              $     97,562   $    107,960
  Accounts payable                                    12,636         26,103
  Accrued compensation costs                          10,017         15,974
  Deferred tax liability                               4,812          4,124
  Other current liabilities                           18,970         10,413
    Total current liabilities                        143,997        164,574

Deferred revenue                                      14,057         16,772
Other long-term liabilities                              156          1,252
    Total liabilities                                158,210        182,598

Stockholders' equity:                                169,167        146,191

Total liabilities and stockholders' equity      $    327,377   $    328,789

                      Eclipsys Corporation and Subsidiaries
                Consolidated Statements of Cash Flows - Unaudited
                                 (000's Omitted)

                                                    Six Months Ended June 30,
                                                   ---------------------------
                                                      2006            2005
                                                   ------------   ------------
Operating activities:
  Net loss                                         $     (6,901)  $     (9,646)
  Adjustments to reconcile net loss
   to net cash used in operating activities:
    Depreciation and amortization                        18,371         16,106
    Provision for bad debts                                 818          1,050
    Stock compensation expense                            6,904          1,150
Changes in operating assets and liabilities:
     Decrease / (Increase) in accounts
      receivable                                          5,252         (1,135)
     Decrease / (Increase) in other
      current assets                                      2,077         (2,337)
     Decrease / (Increase) in inventory                     678            (28)
     Increase in other assets                            (3,857)        (9,920)
     Decrease in deferred revenue                       (12,794)        (1,755)
     (Decrease) / Increase in accrued
       compensation                                      (5,957)         3,763
     (Decrease) / Increase in other
       current liabilities                               (4,960)        (3,745)
     (Decrease) / Increase in other
       long-term liabilities                             (1,095)         1,143
         Total adjustments                                5,438          4,292
         Net cash used in operating
          activities                                     (1,463)        (5,354)
Investing activities:
     Purchases of property and equipment                 (9,160)        (6,316)
     Purchase of marketable securities                 (512,324)      (159,866)
     Proceeds from sale of marketable
      securities                                        457,403        122,712
     Capitalized software development costs              (4,626)        (9,634)
     Deposit and Cash paid for acquisitions                (800)           (20)
         Net cash used in investing
          activities                                    (69,507)       (53,124)
Financing activities:
     Proceeds from stock options exercised               22,227          7,623
     Proceeds from issuance of common stock
      in stock purchase plan                                223              -
         Net cash provided by financing
          activities                                     22,450          7,623
Effect of exchange rates on cash and
 cash equivalents                                           415             89
Net decrease in cash and cash equivalents               (48,105)       (50,766)
Cash and cash equivalents -  beginning
 of the period                                           76,693        122,031
Cash and cash equivalents -
 end of the period                                 $     28,588   $     71,265

                      Eclipsys Corporation and Subsidiaries
                   Reconciliation of GAAP to Non-GAAP Results
                     (000's omitted, except per share data)

                                     Table 1

                                                     Three Months Ended
                                                           June 30,
                                                   -----------------------
                                                      2006         2005
                                                   ----------   ----------
GAAP net income (loss)                             $    1,146   $   (2,485)

Add:
 Share-based compensation expense                       3,342          734
 Restructuring charge                                   1,349            -

Non-GAAP net income (loss)                         $    5,837   $   (1,751)

GAAP earnings (loss) per basic share               $     0.02   $    (0.05)

Add:
 Share-based compensation expense                        0.06         0.01
 Restructuring charge                                    0.03            -

Non-GAAP earnings (loss) per basic
 and diluted common share                          $     0.11   $    (0.04)

                      Eclipsys Corporation and Subsidiaries
                   Reconciliation of GAAP to Non-GAAP Results
                     (000's omitted, except per share data)

                                     Table 2

                                                       Six Months Ended
                                                           June 30,
                                                   -----------------------
                                                      2006         2005
                                                   ----------   ----------
GAAP net loss                                      $   (6,901)  $   (9,646)

Add:
 Share-based compensation expense                       6,221        1,150
 Restructuring charge                                   8,547            -

Non-GAAP net income (loss)                         $    7,867   $   (8,496)

GAAP loss per basic share                          $    (0.14)  $    (0.20)

Add:
 Share-based compensation expense                        0.12         0.02
 Restructuring charge                                    0.17            -

Non-GAAP earnings (loss) per basic
 and diluted common share                          $     0.15   $    (0.18)

                      Eclipsys Corporation and Subsidiaries
                   Reconciliation of GAAP to Non-GAAP Guidance
                     (000's omitted, except per share data)

                                     Table 3

2006 Annual Guidance
Revenues                                           $422 to $432 million
EPS, excluding restructure and FAS 123R               $0.52 - $0.58
EPS, including restructure                            $0.35 - $0.41
EPS, including restructure and FAS 123R               $0.13 - $0.19

SOURCE  Eclipsys Corporation
    -0-                             08/03/2006
    /CONTACT: Media: Jason Cigarran, Director of Media Relations, +1-561-322-4355, jason.cigarran@eclipsys.com, or Investors: Robert J. Colletti, Chief Financial Officer, +1-561-322-4655, investor.relations@eclipsys.com/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20050209/FLW006LOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.eclipsys.com /